EXHIBIT 10.5

SEAFARER'S QUEST, LLC

  AS AN AGREEMENT BETWEEN MARINE ARCHAEOLOGY PARTNERS, LLC AND SEAFARER EXPLORATION CORP.

OPERATING AGREEMENT

ARTICLE I

INITIAL DATE; PARTIES; AUTHORIZATION; AND PURPOSE OF THIS AGREEMENT

Section 1.01. Initial Date; Initial Parties. The effective date of this Agreement is March 1, 2014, and is agreed to govern SEAFARER'S QUEST, LLC, a limited liability company organized and existing under the laws of the State of Florida (the "Company"), and all persons who on that date are Members of the Company.

Section 1.02. Members.

The only holders of Member Units as set forth in the Articles of Organization shall be Seafarer Exploration and Marine Archaeology Partners, LLC. (hereafter referred to by Name or as "MAP").

Section 1.02. Subsequent Parties; Assent as a Precondition to Becoming a Member or to Obtaining Rights To Become a Member.

(a) No person may become a Member of the Company without first assenting to and signing this Agreement. Any act by the company to offer or provide Member status, or reflect that status in the Company's Required Records, automatically includes the condition that the person becoming a Member first assent to and sign this Agreement.

(b) If the Company offers, makes, or signs a Contribution Agreement or Contribution Allowance Agreement, or any other agreement that permits or requires a person to make a contribution and become a non-class A Member then such must be approved by the Management Committee and the 66% of the initial Class A Membership Units; and

(i)the other party to the Contribution Agreement, Contribution Allowance Agreement, or other agreement is not already a non-class A Member and has not already assented to and signed this Agreement, then the Company's action automatically includes the condition that the other party assent to and sign this Agreement before that person actually makes a contribution or becomes a Member. Under no circumstances shall any Person executing a Contribution Agreement or Contribution Allowance Agreement with respect to one or more Membership Units have the rights of a Member with respect to such Membership Units until such Person shall have executed and delivered a copy of this Agreement.
(ii)it is specifically stated that capital for purposes of operations, may be raised by both Parties, or by either Party individually, with such portion of capital contribution to be paid for, or taken as an investment from their proceeds from the project which would be due to that Party. Such portion of rights to revenue does not grant an ownership interest in the LLC, only a right to financial or other distribution, after the Members receive theirs, from that Member or Members portions.

(c) The Company is obligated not to accept a contribution from, or accord Member status to, any person who has not first assented to and signed this Agreement. The Company's acceptance of a contribution from a person who has not signed this Agreement does not waive that person's obligation to sign this Agreement.

(d) No transfer of a Membership Unit or the governance rights of any Membership Unit is effective unless the assignment complies with Section 12.02 and the assignee has assented to and signed this Agreement.

ARTICLE II
DEFINITIONS

Section 2.01. Definitions. For purposes of this Agreement, unless the language or context clearly indicates that a different meaning is intended, the words, terms and phrases defined in this section have the following meanings:
(a) "Accountants" mean such firm of independent certified public accountants as may be engaged by the Management Committee.

(b) "Act" or "LLC Act" means the Limited Liability Company Act of the State of Florida, as the same may be amended from time to time.

(c) "Act of the Members" has the meaning stated in Section 10.01.

(d) "Additional Capital Contributions" means the Capital Contribution payable by the Members to the Company pursuant to Section 6.02.

(e) "Affiliated Person" means any:

(i) Class "A" Member;
(ii) Class "B" Member; if any is made.
(iii) legal representative, successor or assignee of any Person referred to in the preceding clauses (i) through (ii);
(iv) Trustee of a trust for the benefit of any Person referred to in the preceding clauses (I) through (iii);
(v) entity of which a majority of the voting interest is owned by any one or more of the Persons referred to in the preceding clauses (i) through (iv);
(vi) person who owns 100/0 of the common stock of any corporate Member or any corporate partner of a Member which is a partnership; or
(vii)  person who is an officer, director, trustee, employee, stockholder ( 100/0 or more) or partner of any Entity or a Person referred to In the preceding clauses (I), (v) and (vi).

(f) "Agreement" means this Operating Agreement, as amended from time to time.

(g) "Capital Account" means the capital account of any Member of Dissociated Member, maintained as provided in Section 7.02.

(h) "Capital Contribution" means any agreed contribution to the capital of the Company in cash, property or services by a Member, whenever made.

(I) "Capital Interest" means the right of any Member or Dissociated member to be paid the amount in that Member's or Dissociated Member's Capital Account.

(j) "Capital Transactions" means: (i) with respect to any capital asset of the Company (as defined in the Code), any sale, exchange, transfer, disposition (including disposition by condemnation, casualty, or operation of law), financing; or (ii) the dissolution or liquidation by the Company or any partthe Company (iii) any sale or disposition of all or substantially all of the Company Interests in the Company in a single transaction.

(k) "Cash Flow" shall mean the funds provided from Company operations, interest on the Company's cash and investments, without deduction for noncash expenses (such as depreciation and amortization), but after deducting cash funds used to pay all other expenses, debt payments, capital improvements and repairs, replacements, and after provision for reserves determined necessary by the Management Committee.

(I) "Class 'A' Members" means those Members of the Company having actual ownership of and voting rights of the Company. No other Member classes are authorized unless upon the vote of the Class A Members as set forth herein

(m) Additional Classes of Member or Member Units shall only be additional member units or classes created with the vote of 66% of the original Class A Units, as per the Articles of Organization.

(o) "Code" means the Internal Revenue Code, as amended, and any successor to that Code, together with any and all final and temporary Treasury Regulations promulgated thereunder.

(p) "Company" means Seafarer's Quest, L.L.C., a Limited Liability Company organized pursuant to the Act.

(q) "Contribution Agreement" means an agreement between a person and the Company, under which:

(i) the person agrees to make a contribution in the operations of the Company; and
(ii) the Company agrees that, or such one party agrees, the Company will accept the contribution, reflect the contribution in the Required Records, issue to the person a specified number of Revenue Interest to be made after costs to such party

(r) "Core Business" means the company's business involving the ownership and management of managing and selling assets of the Corporation which is set forth above.

(s) "Default Rule" means a rule stated in the Act:

(i)  which structures, defines, or regulates the finances, governance, operations, or other aspects of a limited liability company organized under the Act; and
(ii) which applies except to the extent it is negated or modified through the provisions of this limited liability company's articles of organization or operating agreement.

(t) "Disinterested" means, with respect to a Manager or Member and with respect to a particular transaction or other undertaking, a Manager or Member who: (I) is not a party to that undertaking; (ii) has no material financial interest in any organization that Is a party to that undertaking; and (iii) is not related by blood or marriage to any person who either is a party to that undertaking or has a material financial interest in any organization that Is a party to that undertaking.

(u) "Dissociation of a Member" or "Dissociation" occurs when the Company has notice or knowledge of an event that has terminated a Member's continued Membership in the Company (including an event that leaves a Member without any Governance Rights). A Member with respect to whom such an event has occurred is referred to in this Agreement as a "Dissociated Member."

(v) "Financial Rights" means a Member's rights to share in profits and losses, a Member's rights to receive distributions, and a Member's Capital Interest.

(w) "Fiscal Year" means the calendar year of 12 months ending on the 31st day of December.

(x) "Governance Rights" means all a Member's rights as a Member in the Company, other than Financial Rights and the right to assign Financial Rights, and shall include without limitation a Member's rights to vote on matters affecting the business and affairs of the Company and to participate in the management of the business and affairs of the Company.

(y) "Initial Capital Contribution" means the Original Capital Contribution which each Initial Class A Member each new Member agrees to make to the Company to obtain original issue Membership Units.

(z) "Initial Class 'A' Member" means the those parties to this Agreement.

(aa) "Management Committee" means those Class "A" Members having authority to manage the Company and the Manager at any and all times, as described under Section 8.05. There shall exist two members of the Management Committee.

(bb) "Manager" means a member of the Management Committee who shall serve as operational manager for only those operations of the LLC where he may act with approved managerial authority as will be granted to him in writing for any material matter by the Management Committee.

(cc) "Majority-in-Interest Consent" means the consent described in the Internal Revenue Service's Revenue Procedure 94-46, 1994-2 CB 688.

(dd) "Member" means a person who owns at least one Membership Unit and whose ownership of one or more Membership Units is reflected in the Required Records.

(ee) "Membership Unit" has the meaning stated in Section 5.01. Only Class A Membership Units shall exist for purposes of ownership and control.

(ff) "Operating Net Cash Flow" means Cash Flow, less the sum of the following, to the extent paid or set aside by the Company: (i) all principal and interest payments on indebtedness of the Company and all other sums paid to lenders; (ii) all cash expenditures incurred incident to the normal operation of the Company's business; and (iii) such reserves as the Management Committee deems reasonably necessary to the proper operation of the Company's business. The "Operating Net Cash Flow" of the Company at any time shall be determined by the Accountants with approval of the Management Committee, which determination shall be binding and conclusive upon the Members in the absence of manifest arithmetical error.

(gg) "Person" includes a natural person, domestic or foreign limited liability company, corporation, partnership, limited partnership, joint venture, association, business trust, estate, trust, enterprise, and any other legal or commercial entity.

(hh) "Required Records" means those records that the Company is required to maintain in accordance with the Act. It shall be the responsibility of the Manager under the oversight of the Management Committee, who has a right of inspection at all reasonable times, which shall be appointed by Seafarer Exploration, to keep such records at their corporate headquarters. Essential eco ds shall be backed up for purposes of security off site, including the articles of organization, this operating agreement, accounting records, permit records, related necessary artifact records and records required by State and other authorities.

(ii) "Reversion Occurrence" means that occurrence of matters which would result in the reversion of interest completely to MAP of all rights to such permitted site. Such matter shall include the failure of Seafarer Exploration to operate the site as required under law, abandonment of operations on site or the bankruptcy of Seafarer Exploration to the point where such ownership interest would threaten the purpose of the LLC. Reversion is more fully defined below.

(jj) "Sharing Ratio" means with respect to any Member, as of any date, the ratio (expressed as a percentage) of: (i) the number of Units owned by such Member to; and (ii) the total number of Units owned by all Members, or such other ratio as shall be agreed by all Members from time to time. The Initial Membership shall exist as set forth herein, and shall be non-dillutable without approval of 66% of the then existing Class A Member Units.

(kk) "Subscription Agreements" shall mean investor subscription agreements submitted by any and all interested persons pursuant to the terms and conditions set forth in any future Private Placement Memorandum. Such matters or any equivalent shall only be completed in regard to the interest in revenue from the project which is the subject of the LLC, and in no case shall it be for additional unit membership of Class A Units. Such additional units of class may be created, but shall be non-voting and nonmembership units and shall only be revenue sharing.

ARTICLE III
BACKGROUND OF THIS AGREEMENT

Section 3.01. History and Nature of the Company. The Company was organized in the State of Florida between the Parties for the purpose of being engaged in the business of development of a business for purposes of research, survey, and recovery of an area located off the East coast of Florida. The purpose of the LLC includes the securing and issuance of a permit from the State of Florida Bureau of Archaeological Research (FBAR) for a dig and identify and a recovery permit. The area that is the purpose of the LLC is an area set forth under Schedule A to this agreement. Such area shall be the focus and area of purpose of the LLC. Both Parties agree to the entry of this operating agreement and the filed organizational agreement reflects the purpose of the LLC which shall be the permitting, survey, and recovery of artifacts and development of revenue for both Parties, as well as the goals of preservation of such artifacts recovered.

Section 3.02. Intent of This Agreement. The parties to this Agreement have reached an understanding concerning various aspects of: (i) their business relationship with each other; and (ii) the organization and operation of the Company and its business. They wish to use rights created by statute to record and bind them to that understanding. The parties intend this Agreement to control, to the extent stated or fairly implied, the business and affairs of the Company, including the Company's governance structure and the Company's non-dillutable membership, matters of financing required, dissolution, winding up, and termination as well as the relations among the Company's Members and outside parties. (iii) both Parties agree that their interests in the ownership of the rights to the permitted area shall be set forth and be absolutely non-dillutable as set forth in the Articles of Organization to be such that Seafarer Exploration shall hold a fifty percent (50%) non-dillutable basis in unit ownership of the LLC with Marine Archaeology Partners (MAP) to own the remaining fifty percent (50%) non-dillutable interest of the voting unit ownership of the LLC. (iv) The Management Committee shall have full and absolute authority over all material matters of the LLC as set forth herein, and (v) The Manager, being a person from Seafarer and Seafarer as the working party shall be responsible for all of Seafarers Exploration's day to day financing, recovery, survey, archaeological study, dive activities, accounting, legal matters, permitting from all sources with reasonable cooperation of MAP. Distribution of items for the LLC will have advance written approval at the direction of the Management Committee.

Section 3.03. Invalidity and Unreasonableness of Expectations Not Included in This Agreement.

(a) The Members fear the uncertainty and the potential for discord that would exist if:

(i) the unstated expectation of one or more Members can be used to gain advantage through litigation; or
(ii) expectations stated or expressed outside the confines of this Agreement can become actionable even though not all Members agree with those expectations or have assented to them and even though some Members have expressed or may harbor conflicting expectations.

(b) The Members therefore agree that:

(i) it is unreasonable for any Member to have or rely on an expectation that is not reflected in this Agreement;
(ii) any Member who has or develops an expectation contrary to or in addition to the contents of this Agreement has a duty to:
(A) immediately inform the other Unit Owning Party, the Management Committee and Manager, in writing; and
(B) promptly seek to have this Agreement amended to reflect the expectation;

Section 3.04. Advice of Counsel. Each person signing this Agreement:
(a) understands that this Agreement contains legally binding provisions;

(b) has had the opportunity to consult with a lawyer;

(c) has either consulted a lawyer or consciously decided not to consult a lawyer; and

(d) has not relied upon any statement or representation made by any person purporting to act as legal counsel to the Company or the Initial Class "A" Members.

ARTICLE IV

  RELATIONSHIP OF THIS AGREEMENT TO THE DEFAULT RULES OF THE LLC ACT AND TO THE ARTICLES OF ORGANIZATION

Section 4.01. Relationship of This Agreement to the Default Rules Under the LLC Act. Regardless of whether this Agreement specifically refers to particular Default Rules:

(a) if any provision of this Agreement conflicts with a Default Rule, the provision of this Agreement controls and the Default Rule is modified or negated accordingly; and

(b) if necessary, to construe a Default Rule as modified or negated In order to effectuate any provision of this Agreement, the Default Rule is modified or negated accordingly. The binding default law shall be the Florida Limited Liability Corporation Act as amended and effective at the time of any dispute or matter.

Section 4.02. Relationship Between This Agreement and the Articles of Organization. If a provision of this Agreement differs from a provision of the Company's articles of organization, then to the extent allowed by law this Agreement will govern. However, In no case shall the interest of either party to ownership dilute or sell their original Class A Units, without the written consent of the other party in advance. Sale, shall include use of such ownership Units as collateral, lien or interest of any sort to any third party.

ARTICLE V

CAPITAL STRUCTURE; MEMBERSHIP AND CONTRIBUTIONS

Section 5.01. Membership Units. Ownership rights in the Company are reflected in Membership Units, as recorded in the Required Records.

Section 5.02. Voting Rights. Except as otherwise provided in this Agreement or in any non-waivable provision of applicable law, only the Class "A" Members shall be entitled to vote on any and all matters submitted to a vote of the Members. There shall exist no Class "B" Members unless the Articles of Organization is so amended by consent of 66% of the Class A Units. Only 100 Class A Unites shall exist. In the event there is another Class set out for purposes of financing, then such classes shall be for purposes of financial or revenue receipt alone, and shall have no voting rights.

Section 5.03. Liability of Members. No Member in his, her or its capacity as a Member shall be liable for the liabilities of the Company. The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under this Agreement or the Act shall not be grounds for imposing personal liability on the Members for liabilities of the Company.

Section 5.04. Indemnification.
a. Corporate Indemnification. The Company shall indemnify any Member or employee, or former Member or employee, of the Company against expenses, damages and costs actually and reasonably incurred in connection with the defense of an action, suit, or Proceeding, civil or criminal, In which the Member or employee is made a party by reason of being or having been a Member or employee of the Company, except in relation to matters as to which the Member or employee is determined in the action, suit, or Proceeding to be liable for gross negligence or willful misconduct in the performance of duty. The Membership Committee may approve of such indemnification in advance in writing.

b. Additionally, Company, after advance written agreement of the Management Committee, may purchase and maintain insurance on behalf of any Person who is or was a Member or employee of the Company against any liability asserted against and incurred by the Member or employee in any capacity arising out of the Member's or employee's status as such, whether or not the Company would have the power to indemnify the Member or employee against that liability under this section. Such insurance shall only exist for purposes of the operations of the Company and only for the Management, Management Committee, or persons directly involved in operations as designed by the Management Committee in writing.

c.  Mutual Indemnification. Both MAP and Seafarer Exploration hereby agree that they are making the commitment to full indemnification of each other for any claims made by any third party, or person related to them as individual entities before entry by MAP and Seafarer Exploration, as an employee, agent, former owner, shareholder, attorney, accountant, vendor or any party claiming interest in either entity, the interest and operations claimed or projected in this agreement, including past, present or future claims as to each entity or person related which would impact the rights under this agreement and the purpose of the LLC. Such indemnification shall include the immediate right to monies for the retention of counsel, attorney's fees, and directly related costs and any and all such damages of any kind.

There shall be no joint and several liability for either MAP or Seafarer Exploration for damages, for any claims which occur or occurred outside of operations of the LLC.

d. Additional Insurance-Waivers. Because projects will be worked on Seafarer Exploration boats or craft under Seafarer Exploration's direction, and since persons designated by MAP are to be present at such operations, any designated persons from MAP shall carry or be insured at MAP's cost, or sign waivers of liability to Seafarer Exploration and its officers, directors, employees, contractors, consultants, advisors, agents, legal counsel and affiliated parties for any normal course of operation waiver of liability before they are allowed to be on such Seafarer Exploration craft or boats of subcontractors.

Section 5.05. Representations and Warranties. Each member, and in the case of an Organization, the Person(s) executing this Agreement on behalf of the Organization, represents and warrants to the Company and each other Member that: (a) if such Member is an Organization, it is duly organized, validly existing, and in good standing under the law of its state of organization, and it has full organizational power to execute and agree to this Agreement and to perform its obligations under this Agreement; (b) the Member is acquiring its, his or her Membership Interest in the Company for the Member's own account as an investment and without an Intent to sell, transfer or distribute the interest; and (c) the Member acknowledges that the Membership Interests have not been registered under the Securities Act of 1933 or any state securities laws, and may not be resold or transferred by the Member: (i) without appropriate registration or the availability of an exemption from such requirements; and (ii) without conforming to the requirements of this Agreement.

Section 5.06. Issuance of Membership Units by the Company.

By entry into the Articles of Organization and into this agreement, Marine Archaeology Partners, LLC (MAP) and Seafarer Exploration Corp. shall by virtue of their entry become the owners of the following Class A Membership Units.

(a)           MAP shall own fifty (50) of the Class A Member Units.

(b)           Seafarer Exploration shall own fifty (50) of the Class A Member Units.

No Member has the right to make additional contributions or obtain additional Units, and each Member specifically waives any pre-emptive rights. However, each original Party shall have the right to buy such Units from the other original Party on negotiated terms. Any such sale shall be authorized by the Management Committee.

Section 5.07. No Right of Company To Require Additional Contributions. Except as provided in herein, the Company has no right to require any Member to make additional contributions beyond those set forth. This section does not release any Member from any obligation or promise of future performance that the Company accepted as a contribution.

Section 5.08. No Rights of Redemption or Return of Contribution. No Member has a right to have its Membership Units redeemed or its contribution returned prior to the termination of the Company, even if the Member dissociates prior to Termination of the Company. At Termination, the right to return of contribution or redemption is subject to the terms of this Agreement. However, such units shall be available through independent purchase, only through the other Member as negotiated between them. As such only MAP or Seafarer Exploration may buy their units, unless approval of such purchase is made by the supermajority of 66% of the holding Units.

Section 5.09. Survivability of Ownership. The LLC will survive in the event of any bankruptcy, Reversion Occurrence, or dissolution of either of the entities who are Members.

Reversion of rights is set forth separately.

ARTICLE VI

CAPITAL STRUCTURE; PROFITS, LOSSES, DISTRIBUTIONS AND TRANSACTIONS
BETWEEN MEMBERS AND THE COMPANY

Section 6.01. Initial Contributions. The Initial Class "A" Members hereby make the following initial contributions, which contributions shall, as necessary be ongoing.

(a) Contribution of MAP. MAP shall contribute all rights, claims, title, contract rights, permit rights, and all matters or rights held or claimed for the rights to the off shore area portion designated in Schedule A with assignment of all such rights held from the State of Florida, as is agreed in advance, Federal Authority or any other agency or governmental authority. Such contribution includes the assignment of all such rights to Seafarer Exploration's Quest, LLC from the Florida Secretary of State's FBAR, the Army Corps of Engineers, any other permitting agency, or any other governmental or quasigovernmental agency that has any oversight or that claims oversight over the to be permitted area. MAP is to contribute reasonable cooperation In permitting by signing all necessary documents when presented, the complete disclosure of all necessary information and documents for such permitting and any other request made by the Management Committee of the LLC for such permitting, renewal or other requirement of the LLC. The initial permit efforts of Seafarer Exploration is hereby acknowledged as a work in progress by Seafarer Exploration until the Recovery Permit is issued by the State FBAR through both parties' efforts, expertise and expenditure of efforts and capital.

(b) Contribution of Seafarer Exploration Corp. Seafarer hereby agrees that their entry into this LLC is for the purposes of development and recovery from such site. At all times Seafarer Exploration shall supply the Manager of the LLC, which initially shall be Kyle Kennedy, and in his absence shall be on a pro tern basis by Seafarer Exploration with written agreement in advance by the LLC Management Committee for a period of 30 days, and after such time then again appointed by Seafarer Exploration with written agreement in advance by the LLC Management Committee.

(c) Seafarer Exploration, shall be responsible for any and all costs and expenses, including any and all permit costs and fees, insurances required by the State FDEP, State FBAR, and US Army Corps of Engineers, for the exploration, dig and identify, research and establishment of historical province, salvage, recovery and joint conservation, artifacts and archaeological material from abandoned and lost Shipwreck Site(s), (the "Shipwreck Site(s) which shall be located in the Area set out in Schedule A to this agreement, held by a related entity to MAP for over the last decade. Such responsibility shall also include that same area necessary for permitting by the US Army Corps of Engineers (ACOE) Salvage Permit, Florida Department of Environmental Protection (FDEP) Salvage and Sub-bottom Permit. MAP will assist Seafarer Exploration reasonably necessary to transfer the ACOE and FBAR permits and any other permits, easements or agreements pertaining to the site, and shall assist at all reasonable times in the future to maintain and renew such permits or agreements. All costs for all such permits shall be borne by Seafarer Exploration. Copies of prior Permits and Contracts have been provided to Seafarer Exploration. It is hereby acknowledged that Seafarer Exploration and MAP have already expended great time, effort, expertise, and monies for the issuance of the dig and identify permit related to the Schedule A area.

(d) Seafarer Exploration, the Management Committee, and MAP will jointly agree in advance and will cooperate as to LLC operations, review, approve, and will manage any and all correspondence, meetings, with the FBAR or any other State or Federal Agency, in advance of submission. Seafarer Exploration and MAP will ultimately b e responsible for final approval of all press releases concerning the LLC prior to their release to the public through Seafarer Exploration with distribution to the Management Committee as set forth herein. If MAP does not respond to an in writing notification and draft of the press release within 12 hours, then Seafarer Exploration shall be able to release such draft. Seafarer Exploration must make all news releases within regulatory guidelines of the SEC as a controlling factor.

(e) MAP shall have the right to a representative Observer on board any and all Seafarer Exploration and/or subcontractor vessels performing any, diving, salvage and survey operations at all times as required at their own expense. The MAP representative Observer , if present, will cooperate under the direction of the ship's captain as an independent contractor observer while aboard any Seafarer Exploration vessel. Such persons provided or designated by MAP shall have and be insured for such activity or shall sign a suitable waiver provided by Seafarer Exploration or such sub-contracted boat against all reasonable claims for any negligence or cause of action which may accrue due to personal injury or other claim. Failure to sign such waiver, shall result in waiver of the right to have such personnel accompany Seafarer Exploration or related contractors on such operations. MAP shall as reasonably as possible be given 24 hour notice, weather permitting, of such operations to occur. MAP shall have the right to a person on all such vessels, and shall be provided reasonable notice of such operations, with reasonable notice for 24 hours' notice or as best notice as possible given weather and other conditions which govern such decisions.

(f) MAP has received a total amount of ten million (10,000,000), total shares of common stock ("stock"), of Seafarer Exploration in March 2013. Such stock for purposes of tacking period under Rule 144, date from the time of issuance. The below is the sequence of restriction removal applicable, and will be treated as follows:

(i)two million five hundred thousand (2,500,000) shares of stock upon this fully executed Agreement between the Parties. Such shares have already been issued and delivered to MAP or their designate and are hereby acknowledged as being received.
(Ii) an additional two million five hundred thousand (2,500,000) shares of shares of stock already held by MAP or related party shall have the legend removed by Seafarer Exploration upon execution of this agreement.
(iii) The additional five million (5,000,000) shares shall completely vest and all restrictive legend shall be removed by Seafarer Exploration upon the State of Florida initial permit issuance by the State of Florida Division of Historical Resources to the LLC. Such shall include all transfer agent costs and legend removal opinions letters.

Seafarer Exploration shall be responsible for the removal of all such restrictive legends, including all costs, legal opinions and matters for such shares within five days of submission.

Seafarer Exploration has the absolute right to issue additional performance sharesof stock to MAP or their designated party. Seafarer Exploration and MAP agree that each will fully adhere to all federal, state and local laws and regulations related to the resale of Seafarer Exploration stock issued to it under this Agreement and both Parties agree that they will not conduct any illegal activities designed to artificially inflate or deflate the value of Seafarer Exploration's share price.

(h). Conservation: Seafarer Exploration and MAP shall be jointly responsible for overseeing the conservation of any and all archaeological or any other materials recovered from the Shipwreck Site(s). Seafarer Exploration and MAP will mutually locate and agree upon a third party lab to handle the conservation of the artifacts. The mutually agreed upon costs and expenses related to the conservation of archaeological materials shall be shared as per this agreement. MAP and Seafarer Exploration agree that conservation shall be supervised jointly with Scott Herber MSci. representing MAP and by Seafarer Exploration with their own designated representative if desired. Conservation will be performed in a mutually agreed upon secured lab with joint accounting/inventory/tracking each month, numbering system, pictures, and paper trail for each item as required by the State FBAR. Such costs of conservation shall be divided between MAP and Seafarer Exploration in a 40% and 60% cost split respectively. Such conservation efforts and matters, including personnel shall be governed by the LLC Management Committee and shall serve as independent contractors or advisors. Any persons overseeing the conservation of the artifacts will be approved by the FBAR and will have a written agreement with the LLC that includes a termination clause.

(i) Authority and Responsibilities of LLC Manager. The authority for operations of the Company shall be with the Manager, which shall be appointed by this Agreement. Kyle Kennedy is hereby appointed Manager by execution of this agreement. For purposes of the Company, such Manager shall have due authority and reasonable oversight by the Management Committee at any and all times for every action necessary for the operations of the LLC through Seafarer Exploration as the working party.

(j)  Manager Actions. This operating agreement shall act as a deductive power matter as to the Manager and their authority. Any bank account or other account for the LLC shall be authorized by the Management Committee with joint signature over checks, safety deposit boxes, and withdrawals by both parties. The Manager shall manage the Company in a manner consistent with the agreement between MAP and Seafarer Exploration to receive such permits over the operational area as desired, the search and recovery of such area for artifacts from such area, the use of resources as necessary which will be expended by Seafarer Exploration in such operation. Other than the restrictions set forth herein, reasonable operational control for day to day operations shall rest in the Manager of this Corporation and be the responsibility of Seafarer Exploration with reasonable oversight by the Management Committee at all times.

(k) Communications by Manager or Captain as to Discoveries. In the event of a discovery of any material artifact and an agent of MAP, is not on the vessel making said discovery, MAP, shall be notified immediately of said discovery, and the nature of the discovery. The notification shall be by telephone, email or text. The agents or employees of Seafarer Exploration involved in notification of MAP shall also make an attempt to make voice contact with a designated contact person. The Manager shall endeavor with best efforts to respond to all communications from MAP representatives within six hours for all voice phone calls. MAP shall also endeavor with best efforts to respond to all communications from Seafarer Exploration representatives within six hours for all voice phone calls from Seafarer Exploration or Manager within 6 hours.

(I) Recovery Events. In the event of a material discovery of any appreciable artifact to the LLC which is of significant value or uniqueness, and an agent of MAP, is not on the vessel making said discovery, MAP, shall be notified immediately of said discovery, and the nature of the discovery. The notification shall be by email, telephone or text. Such communication shall occur within the business day of recovery once such item is identified as such value or uniqueness.

(m) Media Rights and Distribution. Any and all revenue from any publication, electronic, internet, television, print or otherwise, regarding the search, discovery or any phase of the search and discovery process, which is the subject of this Agreement shall be split gross 50%50% between the Parties and shall be mutually agreed upon in advance in writing between the Parties. Such split shall only be related from such revenues which are directly and solely related to the areas designated in Schedule A subject to this agreement. Further mutual agreements may come into play regarding joint participation in a museum/retail facility that has been discussed with the State. Such negotiations of such rights shall involve and be tied to the Management Committee of the LLC as a reasonable business decision. There shall be no limitation to the rights of the Manager to invite such parties onto such explorations, with notice in advance to the Management Committee and therefore both parties.

(n) Additional Areas. If there are identified areas which are on the borders or reasonably related as being immediately near and related to the defined area subscribed for the LLC which have material interest or relation to the designated site, then such site area shall be under rights of the LLC for pursuit for purposes of permitting by new issuance or amendment of the existing area with the State of Florida or under Federal Admiralty Claim. Such claims shall be pursued and be the rights of the Parties under the LLC. Such areas may be to the, south, east and west of the defined area under this LLC agreement as defined in Schedule A. If any wreck site Trail is conclusively and Archaeologically and factually proven to extend from the Schedule A area and continues to the North outside of the Schedule A area then the permit shall be amended to cover such specific wreck material and wreck trail for recovery. This is not for additional wreck sites, but the primary wreck involved herein. Such extension shall not extend further than one nautical mile to the north.

Section 6.02. Additional Capital; Loans; Interest for Financing.
(a) Subsequent Offering. Should the Management Committee, with the approval of the super majority representing over 66% of the Class A Units decide that additional capital is required over and above that amount necessary for funding as being provided or available there shall be available the action of generation of revenue for the project involved.

(b) The LLC shall never be liable for any loans made without consent as in 6.02(a) above.

(c) The two main holders, MAP and Seafarer Exploration, may apportion their Interest in revenue in two ways regarding the subject, purpose and matters of this LLC, for purposes of financing:

(i)  That either party may assign portions of their profit after distribution, which is their distribution as defined under normal accounting measures, after costs and other matters, to a third party as an investment interest in the profits from the recovery made from such site, after such recovery, restoration, necessary archaeological conservation, accounting and distribution to the State or other authorities, and upon such sale, including to such Member upon their direction, for monies to be loaned or invested for the purpose of development, research, operation, technology, accounting, legal, normal G&A, outside vender or investor for such matters. If done, then each parties amount of "profit" as defined as a distribution due under GAAP financing shall be deducted by the amount, interest or percentage they assigned to such third party. As well, the Parties may agree subject to such deductions in this paragraph that they may jointly agree to enter into such agreement for dilution of their profits as defined under this agreement or under GAAP financing for the LLC. As such, either Party, or both Parties, must agree in writing to the LLC within thirty (30) days of such assignment for recordation, with such being transmitted to the Membership Committee. As such the portion of profit of such Class A Member, or both shall be reduced. In no way does this create, and It shall be communicated to such investing or lending party that they shall have any ownership rights as to the Class A Membership Units, and no dissenting rights. Such assignment shall be the complete responsibility of the assigning party of such interest, or both, under the control of management of the Manager of the LLC.
(ii) The Parties may agree, jointly, with the super majority of 66% of the Class A Units, that they will create a revenue/profit class of ownership of Class B Units, which only have the rights as envisioned under Section 6.02(c)(i) above, with complete written agreement between both MAP and Seafarer Exploration, with such document recorded with the State of Florida as an Amendment to such Article of Organization, with all specific rights.

Section 6.04. Order of Distribution. Operating Distribution shall be distributed in the following order of priority:
(a) First, to repay accrued interest on any loans made by the Company, along with any due principal and capital for operations.

(b) It is envisioned by the Members to the Company, that all such distributions shall be created and realized by the distribution of artifacts to each Member proportionately in the ratio of 40% to MAP and 60% to Seafarer Exploration of such artifacts.

(c) It shall be the obligation and duty of the Management Committee, as reported to record and set forth those items, through archaeological recordation, all such items which are available for distribution to the LLC's Members. Manager, Management Committee, and one appointed person from each Member shall have the absolute right to be present for all preservation, recovery, transportation and conservation of all such artifacts. The Company is not liable for costs of such presence by either party.

(d) Artifacts are to be distributed on a gross 60% - 40% basis to the Parties (60% to Seafarer Exploration and 40% to MAP) for agreed upon distribution after joint experts determine value of each item and after they are released by the State of Florida for distribution.

ARTICLE VII
TAX MATTERS

Section 7.01. Tax Characterization and Returns.
(a)  The Members acknowledge that the Company will be treated as a "partnership" for federal and state tax purposes. All provisions of this Agreement, the Company's articles of organization, and this Agreement are to be construed so as to preserve that tax status.

(b) Within ninety days after the end of each Fiscal Year, the Manager will cause to be delivered to each entity who was a Member at any time during such Fiscal Year a Schedule K-1 and such other information, if any, with respect to the Company as may be necessary for the preparation of each Member's federal or state income tax (or information) returns, including a statement showing each Member's share of income, gain or loss, and credits for the Fiscal Year.

(c) The Company shall use the accrual method of accounting. The accounting period of the Company may be changed with the consent of the Management Committee if the Company qualifies for such change, and may be effected by the filing of appropriate forms with the IRS and state tax authorities.

(d) Costs of accounting and tax preparation shall be costs of the LLC.

Section 7.02. Capital Accounts. The Company will not establish a Capital Account for each Member.

Section 7.03. Accounting Decisions.
(a) The Manager with agreement of the Management Committee in advance of such filings shall make all accounting decisions with the assistance of Seafarer Exploration's accountants and public auditors, which shall be reported to the Management Committee.

Section 7.04. Tax Matters Partner. The Manager with agreement of the filings Management Committee shall act on behalf of the Company through the as the "tax matters partner" within the meaning of Section 6231(a)(7) of the Code. For this matter, Seafarer Exploration with agreement of the Management Committee shall take all direction and action through its accountants as the default tax preparation source, and shall do so at Seafarer Exploration's expense.

ARTICLE VIII
GOVERNMENT; MANAGEMENT COMMITTEE AS OVERSIGHT

Section 8.01. Management Committee.
(a) The Company will be managed for oversight by the "Management Committee," consisting of two members. The two members shall be and shall remain to be one members of such committee appointed by Seafarer Exploration and one member appointed by MAP. The Management Committee shall act as the board of directors. The number of Managers shall be determined by a Majority-in-Interest Consent of the Class "A" Members equal to the super majority of 66% of such Class A Units. The Manager may be a Committee Member.

(b)In General. Except as otherwise set forth in this Agreement, the Management Committee has the exclusive right to oversee the management and the Manager of the business other than day to day operations for exploration and recovery. They shall have the power and shall approve certain matters, and for purposes of the voting of the Units when such voting of Class A Units is called for any issue under this agreement.

(c)  It is the intent of MAP and Seafarer Exploration that all members of the Committee or their designees as jointly approved shall have open access to all operations, including diving and survey activities on site for operations, and for all artifact preservation, storage, documentation and division of artifacts.

Section 8.02. Term of Members on Management Committee. The Initial Management Committee Members appointed shall serve until they become disabled, die, retire or otherwise withdraw or are relieved of such duties from the Committee by written of the appointing Member with notice to the Class "A" Members and the other members of the Committee. Any such vacancy shall be filled within ten days by the appointing member for that position so that if the position appointed by MAP is vacant, MAP shall appoint such replacement, and the same as to the position occupied by Seafarer Exploration. Appointment shall be in writing by such appointing Member. A Managing Committee Member need not be a shareholder or member of the appointing entity. Except as otherwise provided in this Agreement, a vote of a majority in number of the members of the Management Committee shall be required to approve any action required or permitted to be taken by the Management Committee. No Member of the Management Committee shall be appointed who has any background which would reflect negatively upon Seafarer Exploration as a public company which will have to report such membership. As such, any person with a felony record or matters involving violations of Federal or State laws shall not be eligible to serve on such committee. Such membership standard shall be the same as if the person were being appointed to the board of directors of a public company. For purposes of reporting to the State of Florida, such members shall not be divulged unless necessary.

Section 8.03. Management Committee Meetings. Management Committee Members shall be able to discuss and approve the Company's business informally, and shall, with timing during the quarter at their discretion, call and hold formal management meetings which may be held telephonically. For purposes of such meeting, a quarter shall be the first quarter of January 1 through March 3151, April 1 through June 30th, July 1 through September 30, and October 1 through December 31st. Such meetings may be waived in writing by the Members. An annual meeting Is not necessary if three of the prior four quarterly meetings has been held. All such meetings shall be held either in person or by telephone at the choice of the Committee.

Section 8.04. Committee's Members Commitment to the Company. Management Committee Members shall devote their best efforts and energies working to achieve the business objectives and financial goals of the Company. Since this is a project specific endeavor, such Committee Members may work for other salvage and recovery operations or entities. This is not a conflict of interest due to the site specific nature and rights held on this specific site.

Section 8.05. Authority of the Management Committee.
(a) General Authority. Except as set forth in Section 8.06(c) and elsewhere in this Agreement where the consent of the Members is expressly required, the Management Committee, on behalf of the Company and in furtherance of the business of the Company shall have the authority to perform all acts that the Company is authorized to perform including, but not limited to, the following:

(i) to oversee the operations of the Company, to include all permitting requirements by the Manager, to receive all financial reporting of finances, financial requirements, artifact recovery and efforts, artifact reporting, archaeological reporting and preservation requirements, the acquisition of all major materials which would be a liability upon the LLC only, the leasing of material, items or persons which would be a liability of the Company, and the division of artifacts.
(ii) it is expected that the Manager shall have overall authority to manage the operations of the LLC, and since such Is appointed by Seafarer Exploration, and Seafarer Exploration is the main party who shall be liable for all economic aspects of the expenditure of funds for the project. As such the Committee shall have authority to vote over any item of expenditure or commitment which would result In material liability to the LLC as whole. It shall not be affected by financing done which either side being MAP or Seafarer Explorations assigned or due from its own profit or revenue distributions.
(iii) to oversee the actions of the Manager in the employ, on behalf of the Company, legal, financial, accounting and operating agents, counsel and assistance, as well as initial and nonrecurring professional evaluation, advice, and recommendations concerning and with respect to the operation, financing, and disposition of the Company and to employ Persons In the operation and management of the business of the Company with limitation of section (ii) above.
(iv) to require in any Company contracts that the Members shall not have any personal liability thereon but that the person or entity contracting with the Company is to look solely to the Company and its assets for satisfaction;
(vi) to purchase Membership Units for any reason deemed appropriate by the Management Committee;
(vii) the committee shall be reported to by the Manager of any proposed press releases concerning the Company, which are expected to be made by Seafarer Exploration.
(viii) for purposes of all meetings, such meetings may be at all times held telephonically or in person.
(ix) to do all acts they deem necessary or appropriate for the protection and preservation of the Company Assets, including the establishment of reserves in account;
(x) to compromise, submit to arbitration, sue on, or defend all claims in favor of or against the Company;
(xi)  to engage in any kind of activity and to perform and carry out contracts of any kind necessary to, in connection with, or incidental to the accomplishment of the purposes of the Company, as may be lawfully carried on or performed by a partnership under the laws of each state in which the Company is formed or operating;

(c) Reimbursement to the Management Committee for Expenses and Fees Advanced. The Management Committee Members shall not be entitled to reimbursement for expenses of the Company incurred or paid by any of them on behalf for their own travel or management function. Their appointing Company be it MAP or Seafarer Exploration is completely responsible for such matters, unless unanimously approved by the Management Committee in writing. Then such expenses shall be due and owing as a debt from the Company as a cost upon revenue distribution only upon such distribution action.

ARTICLE IX
RIGHTS AND OBLIGATIONS OF MEMBERS

Section 9.01. Membership of the Company. Only Class "A" Member Units shall exist under this Agreement, as held by the original two parties, being MAP and Seafarer Exploration, in their status, shall take part in the management or control of the business of the Company or transact any business in the name of the Company. Any Class B or other units shall be expressly made to this LLC under such terms as set forth herein.

Section 9.02. Limitation on Liability of Members. The liability of each member shall be limited to their amount of ownership interest and tied only to the actions of such party. In no case shall the other Member, be it MAP or Seafarer Exploration be liable for the actions of the other party apart from directly under this Agreement which occurred before the entry to such agreement. Any misrepresentation of any Party that other such claims did not exist shall immediately be compensable to the other party if such was reasonably known or should have been known at the time of entry of this agreement and was not disclosed.

Section 9.03. Other Activities. Nothing contained in this Agreement shall prevent any of the Class "A" Members from engaging in business activities not in conflict directly with the Core Business of the Company. Stated differently, any and all Members are not prohibited from engaging in competition with the Core Business of the Company other than on the site permitted and envisioned by this agreement as set forth in Schedule A. The Parties acknowledge that Seafarer Exploration is actively involved in the research, exploration, and salvage of other shipwreck sites and as such may direct its assets, personnel and resources to other work sites at its own discretion and at any time that it so deems necessary and as such this does not constitute a breach of this agreement.

Section 9.04. Power of Attorney.
(a) There shall exist none, other than the powers of the Manager as reported to the Management Committee or as existing for his powers.

ARTICLE X
ACTS OF MEMBERS AND MEMBER MEETINGS

Section 10.01. Acts of Members. Except to the extent provided under the Act, the articles of organization, or this Agreement require otherwise, an act of the Members consists of meetings by the Management Committee or as allowed acts of the Manager:
(a) a Majority-in-Interest vote of the Class "A" Membership Units present at a properly called meeting; No such actions for any provision under this Agreement shall occur without the approval of a super-majority of sixty-six percent (66 Class A Units) for any action called for in this Agreement. Such action can occur only by written consent of the Management Committee, in writing and signed by each such Management Committee member. Such meetings and votes may occur in writing after proposal, or in person at a meeting of the Committee.

Section 10.02. Annual and Quarterly Meeting. Annual meetings will be called at the discretion of the Management Committee as set forth herein. Quarterly meetings shall be held of the Management Committee must be held at the request of either party being MAP or Seafarer Exploration.

Section 10.03. Notice of Meetings. Written notice by way of letter, e-mall, fax, etc. of each meeting of the Members, stating the date, time, and place and, in the case of a special meeting, the purpose or purposes, must be given to every Member two days before such Member meeting. The business transacted at a special meeting of Members shall not be limited to the purposes stated in the notice of the meeting.

Section 10.04. Location and Conduct of the Meetings; Adjournments.
(a) Each meeting of the Members will be held at the Company's principal place of business or at some other suitable location within the same county, as designated by the Managers. For purposes of such meeting the corporate location of Seafarer Exploration's corporate offices, or an agreed to location or via telephone.

(b) The Manager of the meeting will be the Manager of the LLC as non-resident chair of such meeting if not a Member representative.

(c) Any meeting of the Members may be adjourned from time to time to another date and time and, subject to Section 10.05(a), to another place. If at the time of adjournment the person chairing the meeting announces the date, time and place at which the meeting will be reconvened, it is not necessary to give any further notice of the reconvening.

Section 10.05. Waiver of Notice.
(a) A Member may waive notice of the date, time, place and purpose or purposes of a meeting of Members. A waiver may be made before, at, or after the meeting, in writing, orally, or by attendance. Attendance and participation is considered a waiver.

(b) Attendance by a Member at a meeting is a waiver of notice of that meeting, unless the Member objects at the beginning of the meeting to the transaction of business because the meeting is not properly called or convened, or objects before a vote on an item of business because the item may not properly be considered at that meeting and does not participate in the consideration of the item at that meeting.

Section 10.06. Proxies.
(a) A Member may cast, or authorize the casting of, a vote by filing a written appointment of a revocable proxy with the Company at or before the meeting at which the appointment is to be effective. The Member may sign or authorize the written appointment by telegram, cablegram, or other means of electronic transmission stating, or submitted with information sufficient to determine, that the Member authorized the transmission. Any copy, facsimile, telecommunication, or other reproduction of the original of either the writing or the transmission may be used in lieu of the original, if it is a complete and legible reproduction of the entire original.

(b) A Member may not grant or appoint an irrevocable proxy.

Section 10.07. Quorum. For any meeting of the Members, a quorum consists of a majority of the Class "A" Membership Units. A quorum must represent both the 50 units of Seafarer Exploration and the 50 units of MAP, including those portions which may have devolved to third parties holding such shares as part of the original group.

Section 10.08. Action Without a Meeting. Any action required or permitted to be taken at a meeting of the Members may be taken without a meeting by written action signed by the Members who own the number of Membership Units equal to the number of Membership Units that would be required to take the same action at a meeting of the Members at which all Members were present. The written action is effective when signed by Members owning the required number of Membership Units, unless a different effective time is provided in the written action. When written action is taken by less than all Members, the Company will immediately notify all Members of the action's text and effective date. Failure to provide the notice does not invalidate the written action.

ARTICLE XI
REQUIRED RECORDS

Section 11.01. Contents and Location of Required Records. The Company will maintain at its principal place of business, or at some other location chosen by the Manager, with complete notice to the other Members, including all of the permitting, corporate records, financial and other business records of the business. Such records shall have the right of review by the Managing Committee at all reasonable times, with 48 hours notice on business days. It is the intent, that Seafarer Exploration shall have an open policy, within reason, and shall make such records available for review, including on line as possible to the other party, including an on line cloud site. All accounting records shall only be responsible from Seafarer Exploration as per its required reporting requirements under the Securities and Exchange Commission. As such MAP shall not have the right to accounting matters unreasonable to such compilation for such filings. Other records necessary for the State permitting shall be kept by the Manager for review and shall be readily available with such notice above.

ARTICLE XII
MEMBERSHIP WITHDRAWAL AND TRANSFER PROVISIONS

Section 12.01. Withdrawal of Members. No Class "A" Member may withdraw from the Company other than by other terms set forth herein unless such Member holder, being MAP or Seafarer Exploration abandons their Class A Member Unit ownership in writing to the other Party. Such writing shall be in a form that is written by the then appointed board of either party as then designated with the State of Florida, with a notice that references such withdrawal. Such notice shall be signed by all such parties to such board. Such withdrawal shall be sent via certified means to the other party.

Section 12.02. Restrictions on the Transfer of Membership.
(a) A Class "A" Member shall never have the right to transfer their membership units, or any portion thereof, without consent of the super majority (representing 66% or more) of such Class A Member Units with the express written consent of the Membership Committee.

(b) Notwithstanding the above provision or Section 12.01 above, any Member being MAP or Seafarer Exploration, shall have the right to sell their subset of Units, or their Units, to another party with such approval. Such approval by the other party shall not consist of any dissenter or other rights.

(c)  If such transfer occurs, then the transferee party shall be subject to all the rights then held from the assuming party. Such rights shall include, and they shall be bound to all rights of either MAP or Seafarer Exploration as the Party they purchased or received such shares from. Such purchasing or receiving holder shall hold no separate rights other than what was held by MAP or Seafarer Exploration in the LLC.

(d)  The explicit exception to 12.01(c) above shall be if either MAP or Seafarer Exploration shall sell or otherwise devolve their interest in such units to the other party, being MAP or Seafarer Exploration. In such case, the receiving party, being MAP or Seafarer Exploration shall hold such Class A Member Units as their own, as if they were original units held by such, with all rights which originally were related to such Unit ownership, under their rights of this Agreement.

ARTICLE XIII
DISSOLUTION PROVISIONS

Section 13.01. Events that Trigger Dissolution of the LLC. The following events shall trigger a dissolution of the LLC, except as provided:
(a) by Majority-in-Interest Consent of the Class "A" Members involving the super majority of 66% of such Class A member units.;

(b) entry of a decree of final dissolution of the Company under Section of the LLC Act; or

(c) at the time specified in the Company's articles of organization, which shall be none.

(d) or as set forth in Article XIV below.

ARTICLE XIV

BUSINESS CONTINUATION IN THE EVENT OF DISSOLUTION; REVERSION RIGHTS TO
PERMIT AND CONTRACT HOLDER; CONVERSION TO "C" CORPORATION

Section 14.01. Triggering Events.
(a) Subject only to Section 14.01(b), if the Company dissolves for any reason at any time, the affairs of the Company will be wound up and its legal existence terminated by merging the Company into a Successor LLC, as provided in Section 14.02. If terminated, all rights to claims for permits and rights that were held by MAP shall again reside and be held by MAP. Seafarer Exploration shall assist in all necessary execution of documents as necessary for MAP. In the event of dissolution, bankruptcy, or takeover of interest of MAP or a majority thereof, Seafarer Exploration shall continue as the majority holder and operator of the LLC without delay or hindrance.

(b) Section 14.02 will not apply and the Company will be liquidated under the Act within ten (10) days after the filing of Articles of Dissolution with the Secretary of the State of Florida provided a the super majority consent of Class "A" Members Consent and notify the Company in writing within (10) days after such filing that they object to proceeding under Section 14.02.

(b) Section 14.02 will not apply and the Company will be liquidated under the Act within ten (10) days after the filing of Articles of Dissolution with the Secretary of the State of Florida provided a the super majority consent of Class "A" Members Consent and notify the Company in writing within (10) days after such filing that they object to proceeding under Section 14.02.

Section 14.02. Business Continuity.
Subject only to Section 14.01(b), as soon as dissolution occurs the Members will:
(i) organize the Successor LLC;
(ii) develop a plan of merger that complies with Section 15.03 for the Company and the Successor LLC.
(iii) Rights of surviving shareholders or members of the LLC, upon breakup, shall have the right to purchase units at a rate to be set by the Parties, within 60 days of entry into this agreement, by written buy out rights. If not done within such time, then such rights are held as previously and originally issued.

Section 14.03. Conversion to "C" Corporation.
(a) Notwithstanding any other provision in this Agreement, the Management Committee, with the approval of 66% of the holders of the Class A Units, may determine at any time to convert the Company into a corporation taxable under Subchapter "C" of the Code, as amended (a "Corporate Conversion"). Such Corporate Conversion would be accomplished by forming a corporation (the "Successor Corporation") with the same name as the Company under the laws of such jurisdiction as the Management Committee may determine after consultation with the Company's legal and tax advisors, and then merging the Company into the Successor Corporation. The merger shall be subject to the terms and conditions set forth In this Section 14.03.

(b) As soon as the Management Committee has determined that a Corporate Conversion pursuant to this Section 14.03 is necessary or desirable, the Members will:
(i) organize the Successor Corporation; Such successor corporation shall hold such rights and shares as approved by the Class A Member Units in such vote.

Section 14.04. Reversion Rights. In the event that Seafarer Exploration, through the manager of the LLC, or by their actions as a corporation in being the Manager of the LLC, shall fail to conform and timely perform its obligations necessary for work on the site designated on Schedule A, as called for by the regulations set forth for the permit or permits granted by the State of Florida, then all rights to such permits, holdings, claims and actions related to such rights, which are the complete holding rights of the LLC, shall revert to MAP, within thirty days written notice from the State of Florida or MAP, with certified delivery to the Office of Seafarer Exploration, excluding any period of cure by Seafarer Exploration. Seafarer Exploration shall have an additional 60 days to submit matters for cure of such defect with the State of Florida. Seafarer Exploration is not responsible for any delays for actions from the State of Florida or any agency for any matter concerning wait times for permits, permissions, or other matters so long as Seafarer Exploration acted with diligence for such matters. Delay by governmental entities are not grounds for reversion or termination by either Party.

Section 14.05. Dissenters' Rights.
There are no dissenters rights for any party who does not represent the whole of the initial holder of the Class A Member Units. No person who is a member of such subset as a shareholder of either party by being a director, officer, claimant or holder of rights, either past or present for any such outside party against either MAP or Seafarer Exploration shall hold any dissenters rights toward the LLC.

ARTICLE XV
REMEDIES FOR BREACH

Section 15.01. Equitable Remedies. All breaches of this Agreement are subject to Arbitration, except those necessary for operations. Such matters include, but are not limited to the signing of necessary permits and other matters by a party, as well as performance of other duties, to include the provision of necessary documents necessary for accounting, enforcement of rights, and other matters for the Company.
Other than absolute breach of this agreement, the Company in order to operate shall have the right to pursue litigation as below, for purposes of specific enforcement of a provision or duty, only.

Section 15.02. Successor Entity. In the event this LLC shall become subject to dissolution or bankruptcy of the LLC, the LLC shall be reformed with complete rights succeeding to the surviving unaffected party from such devolvement. The successor or creditor to such dissolving or bankrupted member shall have no rights to such LLC ownership.

Section 15.03. Attorney's Fees and Other Litigation Expenses. If a Member or the Company resorts to Arbitration to remedy a breach of this Agreement by a Member or former Member and the Company prevails in the Arbitration, in addition to any other remedies available to the Company under this Agreement or by law, the Company or member, if the Prevailing Party, may collect Its reasonable attorney fees and other costs and expenses of litigation.

Section 15.04. Binding Arbitration. It is understood that this Agreement is to be governed for any dispute by binding Arbitration. Such Arbitration shall be conducted in arbitration clause, shall be resolved by binding arbitration by the National Arbitration Forum, under the Code of Procedure then in effect. Any award of the arbitrator(s) may be entered as a judgment in any court having jurisdiction, including remedies of repossession, replevin, foreclosure, or other remedies where property would be subject to reclamation or disposition. In the event a court having jurisdiction finds any portion of this agreement unenforceable, that portion shall not be effective and the remainder of the agreement shall remain effective. Information may be obtained and claims may be filed at any office of the National Arbitration Forum, www.arbitration-forum.com, or by mail at P.O. Box 50191, Minneapolis, MN 55405. This agreement shall be governed by and interpreted under the Federal Arbitration Act, 9 U.S.C. Sections 1-16. Choice of such Arbiter shall be made within the State of Florida for a licensed Arbiter. Such notification of Arbitration shall be conducted pursuant to such Arbitration Act. Orange County, Florida. Such Arbitration shall be governed the cited Arbitration law as cited. The Parties agree that any claim or dispute between them or against any agent, employee, successor, or assign of the other, whether related to this agreement or otherwise, and any claim or dispute related to this agreement or the relationship or duties contemplated under this contract, including the validity of this agreement.

ARTICLE XVI
AMENDMENTS

Section 16.01. Requirements for Amendments. To be effective, any amendment to this Agreement or the Articles of Organization, must be approved by consent of a sixty-six of the one hundred existing Class "A" Member Units. Voting must be in writing and witnessed for each side by at least two witnesses with printed names, dates and addresses. Such amendments must be presented to the Managing Committee within five (5) business days of adoption.

ARTICLE XVII
MISCELLANEOUS

Section 17.01. Governing Law. It is understood that this Agreement is to be governed for any dispute by binding Arbitration. Such Arbitration shall be conducted in Orange County, Florida. Such Arbitration shall be governed the cited Arbitration law as cited. The Parties agree that any claim or dispute between them or against any agent, employee, successor, or assign of the other, whether related to this agreement or otherwise, and any claim or dispute related to this agreement or the relationship or duties contemplated under this contract, including the validity of this arbitration clause, shall be resolved by binding arbitration by the National Arbitration Forum, under the Code of Procedure then in effect. Any award of the arbitrator(s) may be entered as a judgment in any court having jurisdiction, including remedies of repossession, replevin, foreclosure, or other remedies where property would be subject to reclamation or disposition. In the event a court having jurisdiction finds any portion of this agreement unenforceable, that portion shall not be effective and the remainder of the agreement shall remain effective. Information may be obtained and claims may be filed at any office of the National Arbitration Forum, www.arbitration-forum.com, or by mail at P.O. Box 50191, Minneapolis, MN 55405. This agreement shall be governed by and interpreted under the Federal Arbitration Act, 9 U.S.C. Sections 1-16. Choice of such Arbiter shall be made within the State of Florida for a licensed Arbiter. Such notification of Arbitration shall be conducted pursuant to such Arbitration Act.

Section 17.02. Binding Effect. This Agreement binds all Members and their respective distributees, successors, and assigns and any other person claiming a right or benefit under or covered by this Agreement.

Section 17.03. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable,
(a) that provision will be fully severable and this Agreement will be construed and enforced as if the illegal, invalid or unenforceable provision had never been part of this Agreement;

(b) the remaining provisions of this Agreement will remain in full force and will not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement; and

(c) in the place of the illegal, invalid or unenforceable provision, there will be added automatically to this Agreement a legal, valid and enforceable provision that is as similar to the illegal, invalid or unenforceable provision as possible.

Section 17.04. Multiple Counterparts. This Agreement may be executed in several counterparts, each of which will be considered an original and all of which will constitute one and the same document. Proving the execution and contents of this document against a party may be done by producing any copy of this Agreement signed by that party. Such execution shall be witnessed with each page initialed by each party.

Section 17.05 Start Up Costs. Attorney's fees and costs for the formation and execution of this agreement as agreed upon above shall be payable by both parties on their own behalf.

Section 17.06. Additional Documents and Acts. Each Member agrees to execute and deliver whatever additional documents and to perform such additional acts as may be necessary or appropriate to effectuate and perform all of the terms, provisions, and conditions of this Agreement and the transactions contemplated by this Agreement. This shall include the execution of all such documents for purposes of permitting and assignment as necessary under this Agreement.

Section 17.07. Notices.
(a) Any notice to be given or made to the Company, its Managers, or any Member must be in writing and will be considered to have been given when delivered to the address specified in the Company's Required Records.

(b) A Party who wants to change its address as specified in the Required Records may do so by giving written notice of the change to the Company. The change shall take effect five days after the notice is given.

Section 17.08. Officers. The Manager of the Company may designate lesser titles for such persons for positions who fill these positions need not be Members or Managers of the Company. Such positions may be compensated or non-compensated according to the nature and extent of the services rendered for the Company as a part of the duties of each office. Expenses and payments for such officers shall be as a default a cost incurred to the interest of Seafarer Exploration as the majority Member, unless MAP agrees to such expenditure in writing. For all signing and reporting requirements and all business activities necessary for the LLC, the Manager shall have such title for all necessary business actions, including entry into agreements, accounts, payments, necessary debts, and other matters.

Section 17.09. Miscellaneous. Whenever the single number is used in this Agreement and when required by the context, the same shall include plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision of this Agreement. Each and all of the covenants, terms, provisions and agreements in this Agreement contained shall be binding on and inure to the benefit of the parties and, to the extent permitted by this Agreement, their respective heirs, legal representatives, successors and assigns. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company.

This Agreement has been executed as of the date and year last written below. The entry agreement above shall be for purposes of identification only.

Seafarer Exploration Corp.

Signature:/s/ Kyle Kennedy

By: Kyle Kennedy
As President and CEO of Seafarer Exploration Corp.

Date: 3-3-2014

Marine Archaeology Partners, LLC. (MAP)

Signature: :/s/ Stephen Reddy

 By: Stephen Reddy
As Manager of MAP

 Date: 3-3-2013

ASSIGMENT OF ALL RIGHTS AS TO RECOVERY AREA

Heartland Treasure Quest Inc., the holder in Area E-155 of a twenty (20) square nmi +/- area off of Brevard County, FL, of certain contractual, permits and other rights from the Florida Department of State Division of Historical Resources, Florida Bureau of Archaeology Resources, Florida Department of Environmental Protection, the Army Corps of Engineers and the Board of Trustees of the Internal Improvement Trust Fund of the State of Florida, hereby makes the following assignment as set forth herein as to all such rights, claims and interest in such matters;

All such rights and control from such permits and contracts as pertaining to the below three (3) square NMI +/- area are hereby transferred immediately to Marine Archaeology Partners, LLC. Such rights are for the specific purpose of assignment of the below area for purpose of becoming assets in the Limited Liability Company of Seafarer's Quest, LLC.

This three (3) square NMI +/- area will be specifically removed and is hereby granted for all interests, permits and contract to Seafarer's Quest LLC under the Operating Agreement between Seafarer Exploration Corp. and Marine Archaeology Partners, LLC.

By: /s/ Stephen Reddy Stephen Reddy, Manager Heartland Treasure Quest, LLC Date: March 3, 2014	By: /s/ Stephen Reddy Stephen Reddy, Manager Marine Archaeology Partners, LLC Date: March 3, 2014